Exhibit 10.9

Translation

FORM OF EXCLUSIVE PURCHASE OPTION AGREEMENT

THIS EXCLUSIVE PURCHASE OPTION AGREEMENT (“this Agreement”) is entered into by the following Parties in                      as of                             :

Party A:	Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd.
Address: Room 617, Block 1, Pengyi Garden
Bagua No.2 Road
Futian District, Shenzhen

Party B:
ID No.:

Party C:	Guangdong Meidiya Investment Co., Ltd.
Address: Room 603, Xiangkang Shangmao Building
No. 11 Sanyuanli Avenue
Baiyun District, Guangzhou

In this Agreement, Party A, Party B and Party C are individually referred to as “a Party” and collectively referred to as the “Parties”.

WHEREAS:

1.	Party A, a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (hereinafter the “PRC”);

2.	Party C is a limited liability company incorporated in Guangzhou, PRC;

3.	Party B is the shareholder of Party C. Party B holds % equity in Party C (hereinafter “Equity”);

4.	Party A and Party B sign the Loan Agreement (“Loan Agreement”) on , under which Party B borrows RMB from Party A;

5.	Party A and Party B sign the Equity Pledge Agreement (“Equity Pledge Agreement”) as of , under which Party B pledges its equity in Party C for the borrowing under the Loan Agreement;

6.	Party B intends to grant an exclusive purchase option to Party A so that Party A may request Party B to sell the equity to it when specific conditions are met.

7.	When this Agreement is signed, Party A signs the “Exclusive Purchase Option Agreements”, whose terms are similar to those of this Agreement, with Party C’s other shareholders and , under which and grant to Party A exclusive purchase options regarding their equities in Party C.

NOW, THEREFORE, the Parties hereto hereby agree as follows:

1.	Purchase and Sale of Equity

1.1	Granting of Rights

Party B hereby irrevocably grants to Party A an option to purchase or cause any person or persons designated by Party A (“Designee”) to purchase from Party B at any time, to the extent permitted by PRC Laws and according to the steps determined by Party A at its own discretion, , all or part of its equity in Party C (the “Call Option”) at the price specified in Article 1.3 of this Agreement. No Call Option shall be granted to any third person other than Party A and/or the Designee. Party B shall not sell, sell by offer, transfer or donate equity to any other third person. Party C hereby agrees to the granting of the Call Option by Party B to Party A and/or the Designee. The “person” set forth in this article and this Agreement means an individual, corporation, joint venture, partnership, enterprise, trust or a non-corporation organization.

1.2	Exercising Steps

Subject to PRC laws and regulations, Party A and/or the Designee may exercise Call Option by giving a written notice (“Equity Purchase Notice”) to Party B, which specifies the equity to be purchased from Party B (“Purchased Equity”) and the manner of purchase.

1.3	Purchase Price

1.3.1	When Party A exercises the Call Option, the purchase price of the Purchased Equity (“Purchase Price”) shall be equal to the actual price paid by Party B for the Purchased Equity, unless the applicable PRC laws and regulations require appraisal of the equity or have other restrictions on equity price.

1.3.2	If the applicable PRC laws and regulations require appraisal of the equity or have other restrictions on equity price at the time that Party A exercises the Call Option, the Parties agree that the Purchase Price shall be the lowest price permitted under the applicable laws.

1.4	Transfer of the Purchased Equity

At each exercise of the Call Option:

1.4.1	Party B shall cause Party C to convene a shareholders’ meeting in time, at which to adopt a resolution on the transfer by Party B of its equity to Party A and/or the Designee;

1.4.2	Party B shall, subject to the terms and conditions of this Agreement and the Equity Purchase Notice related to the Purchased Equity, enter into an equity transfer agreement with Party A and/or the Designee (as applicable) for each transfer;

1.4.3	The related parties shall execute all other requisite contracts, agreements or documents, obtain all requisite government approvals and consents and take all necessary actions; without any security interest, transfer the valid ownership of the Purchased Equity to Party A and/or the Designee, and cause Party A and/or the Designee to be the registered owner of the Purchased Equity. In this Article and this Agreement, “Security Interest” means guaranty, mortgage, pledge, third-party right or interest, any share option, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements, but excluding any security interest arising under the Equity Pledge Agreement.

1.5	Payment

The payment of the Purchase Price shall be subject to the negotiations between Party A and/or the Designee and Party B according to the laws applicable at the exercise of the Call Option. The Parties hereby agree that Party B shall repay to Party A any amount that is paid by Party A and/or the Designee to Party B in connection with the Purchased Equity in accordance with laws as the reimbursement of its loan principal under the Loan Agreement as well as the loan interest or fund utilization costs allowed by the laws.

2.	Undertakings Relating to Equity

2.1	Undertakings by Party C

Party B and Party C hereby undertake:

2.1.1	Not to supplement, amend or modify Party C’s articles of association in any way, or to increase or decrease its registered capital, or to change its registered capital structure in any way without Party A’s prior written consent;

2.1.2	To maintain and operate its business and deal with matters prudently and effectively, subject to good financial and business rules and practices;

2.1.3	Not to sell, transfer, mortgage or otherwise dispose of, or cause any other security interest to be created on, any of Party C’s assets, business or beneficial interests at any time after the signing of this Agreement without Party A’s prior written consent;

2.1.4	Not to create, succeed to, guarantee or permit any liability, without Party A’s prior written consent, except (i) the liability arising from the normal course of business, but not arising from the loan; and (ii) the liability reported to Party A and approved by Party A in writing;

2.1.5	To operate persistently all the business in the normal course of business to maintain the value of Party C’s assets;, and not to do any act or omission affecting its operations and asset value;

2.1.6	Without prior written consent by Party A, not to enter into any material agreement, other than the agreements in the normal course of business (a contract will be deemed material if its value exceeds 100,000 yuan);

2.1.7	Without prior written consent by Party A, not to provide loan or credit to any person;

2.1.8	To provide information concerning Party C’s operations and financial performance at Party A’s request;

2.1.9	To purchase and maintain the insurance at the insurance company acceptable to Party A, whose amount and type shall be the same as those of the insurance normally procured by the companies engaged in similar businesses and possessing similar properties or assets in the area where Party C is located;

2.1.10	Not to be merged or consolidated with, acquire or invest in, any other person without Party A’s prior written consent;

2.1.11	To inform promptly Party A of any pending or threatened suit, arbitration or administrative proceedings concerning Party C’s assets, business or income;

2.1.12	To execute all necessary or appropriate documents, to take all necessary or appropriate actions and to bring all necessary or appropriate claims or to make all necessary and appropriate defenses against all claims in order for Party C to maintain the ownership over all its assets;

2.1.13	Not to distribute dividends to Party C’s shareholders in any way without Party A’s prior written consent. However, Party C shall promptly distribute all or part of its distributable profits to Party A’s shareholders upon Party A’s request;

2.1.14	At the request of Party A, to appoint any person nominated by Party A as the director of Party C.

2.2	Undertakings by Party B

Party B hereby undertakes:

2.2.1	Not to sell, transfer, mortgage or otherwise dispose of, or cause any other security interest to be created on, the legal or beneficial interest of its equity at any time after the signing of this Agreement without Party A’s prior written consent, but except the right of pledge created on Party B’s equity in accordance with the Equity Pledge Agreement;

2.2.2	Without Party A’s prior written consent, not to cause the shareholders’ meeting of Party C to adopt a resolution on selling, transferring, mortgaging or otherwise disposing of, or cause any other security interest to be created on, its legal or beneficial interest in Party C, except to Party A or its designee;

2.2.3	Without Party A’s prior written consent, not to cause the shareholders’ meeting of Party C to adopt a resolution on approving Party C to be merged or consolidated with, acquire or invest in any person;

2.2.4	Irrevocably agrees to the granting by Party C’s other shareholders and of an exclusive purchase option to Party A, and irrevocably waives its preemptive right to such equity to be transferred by and to Party A when Party A exercises its call option;

2.2.5	To promptly inform Party A of any litigation, arbitration or administrative proceedings pending or threatened against its equity;

2.2.6	To cause the shareholders’ meeting to approve the transfer of the Purchased Equity under this Agreement;

2.2.7	Execute all necessary or appropriate documents, take all necessary or appropriate actions and bring all necessary or appropriate claims or make all necessary and appropriate defenses against all claims in order to maintain its ownership over the equity;

2.2.8	At Party A’s request, appoint any person nominated by Party A as the director of Party C;

2.2.9	To fully comply with the provisions of this Agreement and other agreements entered into by and among Party B, Party C and Party A , perform all obligations under these agreements and not do any act or omission that affects or impairs the validity and enforceability of these agreements.

3.	Representations and Warranties

As of the execution date of this Agreement and every transfer date, Party B and Party C hereby represent and warrant to Party A as follows:

3.1	It has the power and authority to execute and deliver this Agreement, and any equity transfer agreement (“Transfer Agreement”) to which it is party for each transfer of the Purchased Equity under this Agreement and to perform its obligations under this Agreement and any Transfer Agreement. Once executed, this Agreement and any Transfer Agreement to which it is party will constitute a legal, valid and binding obligation of it enforceable against it in accordance with its provisions;

3.2	The execution, delivery and performance of this Agreement or any Transfer Agreement by it will not: (i) violate any relevant PRC laws and regulations; (ii) conflict with its Articles of Association or other organizational documents; (iii) violate or default under any contract or instrument to which it is party or that binds upon it; (iv) violate any permit or approval granted to it and/or any condition remaining in force; or (v) cause any permit or approval granted to it to be suspended, cancelled or attached with additional conditions;

3.3	Party C has good and salable ownership over all assets. Party C has not set any security interest on the said assets;

3.4	Party C has no outstanding debts, except (i) debts arising from its normal course of business; and (ii) debts disclosed to Party A and approved by Party A in writing;

3.5	Party C complies with all PRC laws and regulations applicable to the acquisition of assets;

3.6	Currently, there are no existing, pending or threatened litigation, arbitration or administrative proceedings related to the equity and Party C’s assets or Party C;

3.7	The Party B has good and salable ownership over all its equity and has not created any security interest on such equity, but excluding the security interest under the Equity Pledge Agreement.

4.	Assignment of Agreement

4.1	Party B and Party C shall not transfer any of their rights and obligations under this Agreement to any third party without the prior written consent of Party A.

4.2	Party B and Party C hereby agree that Party A may transfer all its rights and obligation under this Agreement to a third party without the consent of Party B and Party C, but such equity shall be notified in writing to Party B and Party C.

5.	Effective Date and Term

5.1	This Agreement shall become effective as of the date first above written.

5.2	The term of this Agreement is ten (10) years unless it is prematurely terminated in accordance with the provisions of this Agreement or related agreements signed by the Parties. This Agreement may be extended with the written consent of Party A before its expiration. The extension thereof is to be agreed upon by the Parties through negotiations.

5.3	If the duration (including any extension thereof) of Party A or Party C is terminated upon expiry or for other reasons within the term set forth in Article 5.2, this Agreement shall be terminated simultaneously, unless Party A has transferred its rights and obligations in accordance with Article 4.2 hereof.

6.	Applicable Law and Dispute Resolution

6.1	Applicable Law

The formation, validity, construction and performance of and settlement of disputes under this Agreement shall be governed by the laws of PRC.

6.2	Dispute Resolution

Any dispute arising in connection with the interpretation and performance of the provisions of this Agreement shall be resolved by the Parties in good faith and through amicable negotiations. In case no resolution can be reached by the Parties within thirty (30) days after either party makes a request for dispute resolution through negotiations, either party may refer such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration shall be Beijing and language of proceedings shall be Chinese. The arbitral award shall be final and binding upon the Parties.

7.	Taxes and Expenses

Every Party shall bear any and all transfer and registration taxes, expenses and charges occurring to or levied on it with respect to its preparation and execution of this Agreement and each Transfer Agreement and its consummation of the transaction contemplated under this Agreement and each Transfer Agreement in accordance with PRC laws.

8.	Notices

Any notice or other communications required to be given by either party pursuant to this Agreement shall be written in English and Chinese and delivered to the following address of the other party by hand delivery, mail or facsimile. Such notice shall be deemed to be received: (a) if by hand delivery, on the date of delivery; (b) if by mail, on the tenth (10th) day after the date of posting (as indicated on the postmark) of air registered mail (postage prepaid), or if by courier service, on the fourth (4th) day after being delivered to an internationally recognized courier service; or (c) if by fax, at the receiving time as indicated in the transmission confirmation of relevant document.

9.	Confidentiality

The Parties agree and acknowledge that any and all oral or written materials exchanged pursuant to this Agreement are of a confidential nature. Each party shall keep confidential all such documents and not disclose any such documents to any third party without prior written consent from the other party, but the above confidentiality obligations shall not apply to the information which:

(a)	is or becomes or will be or become publicly available (through no fault of the recipient);

(b)	is disclosed under requirement of applicable laws or stock exchange’s rules or regulations; or

(c)	is disclosed by either party to its legal or financial consultant with respect to the transaction contemplated under this Agreement, who shall also undertake the confidential obligations similar to those as stated hereof. Any breach of confidentiality obligations by any of the personnel of either party or of the institutions engaged by it shall be deemed as a breach hereof by such party, and such party shall undertake the defaulting liabilities under this Agreement. This article shall survive the invalidity, cancellation, termination or unenforceability of this Agreement for whatever reason.

10.	Further Warranties

The Parties agree to promptly execute the documents reasonably required to perform the provisions and the aim of this Agreement or beneficial to it, and to take the further actions reasonably required to perform the provisions and the aim of this Agreement or beneficial to it.

11.	Miscellaneous

11.1	Amendment, Modification and Supplement

This Agreement may be amended or supplemented by a written instrument. All amendments and supplements to this Agreement duly signed by the Parties shall form an integral part of this Agreement and have the same legal effect as this Agreement.

11.2	Entire Agreement

The Parties acknowledge that once this Agreement becomes effective, it shall constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral and/or written agreements and understandings reached by the Parties with respect to the subject matter hereof.

11.3	Severability

If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect by applicable laws or regulations, the validity, legality and enforceability of the other provisions hereof shall not be thus affected or impaired in any respect. The Parties shall, through amicable negotiations, replace such invalid, illegal or unenforceable provision or provisions with a valid provision or provisions that most closely approximate the economic effect of replaced invalid, illegal or unenforceable provisions.

11.4	Headings

The headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation of the provisions of this Agreement.

11.5	Language and Counterparts

This Agreement is executed in Chinese in four (4) copies; each Party holds one copy and all copies have the same legal effect.

11.6	Successor

This Agreement shall bind on and inure to the benefit of the successors and permitted assigns of the Parties.

11.7	Survival

Any obligation accrued before the expiration or premature termination of this Agreement shall survive such expiration or premature termination. Articles 6, 8, 9 and 11.7 shall survive the termination of this Agreement.

11.8	Waiver

Any Party may waive the terms and conditions of this Agreement by a written instrument signed by the Parties. No waiver by a Party of the breach by the other Parties in a specific case shall operate as a waiver by such Party of any similar breach by the other Parties in other cases.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by itself, its legal representatives or duly authorized representative as of the date first above written.

[No Text Below]

[Signing page]

Party A: Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd.

Legal Representative/

Authorized Representative:

Common seal:

Party B:

Signature:

Party C: Guangdong Meidiya Investment Co., Ltd.

Legal Representative/

Authorized Representative:

Common seal: